UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2007

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 22, 2007, a Stipulation and Agreement of Compromise, Settlement and Release (the “Settlement Agreement”) was entered into in connection with certain State and Federal shareholder derivative actions entitled In Re Family Dollar Stores, Inc. (the “Derivative Actions”).  The Derivative Actions allege that certain of the Company’s stock option grants had been “backdated.”  In addition to the plaintiffs and the Company, the parties to the Settlement Agreement include all individual named defendants in the Derivative Actions.  All such individual defendants are either current or former officers or directors of the Company.  For a full listing of the parties to the Derivative Actions please refer to Exhibit 10.1 hereto.

In consideration for the full settlement and release of all Settled Claims (as defined in the Settlement Agreement), the Settlement Agreement provides for certain corporate governance reforms, consisting principally of the following: (i) improved processes for the approval of stock option grants; (ii) adoption of categorical standards for director independence; (iii) adoption of a majority vote policy for uncontested elections of directors; (iv) the election of two additional independent directors; (v) provisions for recovery of cash bonus payments made to executive officers in the event of any future financial restatements resulting from intentional misconduct; and (vi) provisions for minimum stock ownership levels by Company officers.

In addition, the Settlement Agreement includes the agreement of each of Howard R. Levine, Chairman and CEO, R. James Kelly, President and COO, George R. Mahoney, Jr., a director and former officer of the Company, and C. Martin Sowers, a Company officer, that an aggregate of 210,000 stock options held by them will be relinquished, contingent upon Final Approval of the Settlement Agreement (as defined therein).  While there has been no finding of wrongdoing in connection with the grant of such options, the Company has determined that settlement of the pending litigation is in the best interest of the Company and these individuals have agreed to the relinquishment of stock options to aid in such settlement.

The foregoing does not constitute a complete summary of the terms of the Settlement Agreement and reference is made to the complete text of the Settlement Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 of this report on Form 8-K and incorporated into this Item 5.02, pursuant to the Settlement Agreement, Messrs. Levine, Kelly, Mahoney Jr. and Sowers have agreed to relinquish the following stock options, which were granted on September 26, 2002 and have an exercise price of $28.25 per share (the “2002 Options”); and September 29, 2003 and have an exercise price of $40.75 (the “2003 Options” and collectively with the 2002 Options, the “Relinquished Options”), contingent upon Final Approval (as defined in the Settlement Agreement):

	2002 Options	2003 Options
Levine	57,000	18,000
Kelly	28,000	7,000
Mahoney	32,000	48,000
Sowers	11,500	8,500

Reference is made to the complete text of a Resolution of the Compensation Committee of the Board of Directors (the “Resolution”) which sets forth the agreement between the Company and Messrs. Levine, Kelly, Mahoney, Jr. and Sowers regarding the above mentioned options.  The Resolution is attached hereto as Exhibit 10.2 and is incorporated herein by reference. For a full description of the other terms governing the Relinquished Options, reference is also made to the Company’s 1989 Non-Qualified Stock Option Plan, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 21, 2005.

Item 8.01.   Other Events.

On June 22, 2007, the Company issued a news release in connection with the Settlement Agreement.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

10.1 - Stipulation and Agreement of Compromise, Settlement and Release

10.2 – Resolution of the Compensation Committee of the Board of Directors, adopted June 25, 2007

99.1 – News Release dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: June 25, 2007	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description
10.1	Stipulation and Agreement of Compromise, Settlement and Release

10.2	Resolution of the Compensation Committee of the Board of Directors, adopted June 25, 2007

99.1	News Release dated June 22, 2007